Exhibit 10.10

                            FIRST AMENDMENT
                                TO THE
                        MANAGEMENT BENEFIT PLAN
                                   OF
                  INTERNATIONAL MULTIFOODS CORPORATION
                 (As Restated Effective January 1, 1997)


    The Management Benefit Plan of International Multifoods Corporation (As Restated Effective January 1, 1997) is amended effective March 1, 1998, as follows:

                                   I

     Section 2.1.1 is amended by adding a new paragraph to the end thereof to read as follows:

     For purposes of "A" and "B" above, if a Participant has accrued a "supplemental pension benefit" under Appendix D of the PEP but has not yet satisfied the age and service conditions required to start payment of such supplemental pension benefit, then the annual benefit attributable to such supplemental pension benefit shall be deemed to be the annual amount that would be payable in the form of an immediate single life annuity that is the Actuarial Equivalent of the supplemental pension benefit that would be payable under Appendix D of the PEP starting as of the first day of the month after the Participant attains age sixty-five (65).

                                   II

     Section A.1 of Appendix A is amended to read as follows:

     This Appendix A shall apply to the following Participants (referred to as "Appendix A Participants"):

                        Jeffrey E. Boies
                        Frank W. Bonvino
                        Duncan H. Cocroft
                        Gary E. Costley (except that, the Appendix A Benefit of Gary E. Costley shall not include the benefit specified in "A" of Sec. A.2.3)
                        Howard A. Grauff
                        Dennis R. Johnson
                        D. Bruce Kean
                        Kendall G. Mercer
                        Edgardo E. Rodriguez
                        Bernard P. Sarrazin
                        Donald H. Twiner
                        Joseph A. Van Bourgondien
                        Robert S. Wright


                                   III

     Section A.2.4 of Appendix A is amended to read as follows:

A.2.4   "Bonus" or "Bonuses" means:

(a) The amount (if any) awarded to the Participant under the Management Incentive Plan of International Multifoods Corporation, as amended from time to time, for any fiscal year of the Company that ended on or prior to February 28, 1997;

(b) The amount (if any) awarded to the Participant under the Management Incentive Plan of International Multifoods Corporation, as amended from time to time, for the fiscal year of the Company that ended on February 28, 1998, but disregarding any amount in excess of seventy percent (70%) of his base compensation for such fiscal year;

(c) The amount (if any) awarded to the Participant under the Management Incentive Plan of International Multifoods Corporation, as amended from time to time, for any fiscal year of the Company that ended after February 28, 1998, but disregarding any such amount in excess of the "target" bonus level established under such plan for such fiscal year with respect to the Participant.

(d) The amounts (if any) awarded to the Participant under the Management Bonus Program - General of International Multifoods Corporation, as amended from time to time.

     Any contrary provision notwithstanding, the amounts described in paragraphs (c) and (d), above, that are awarded to any of the following Participants with respect to any fiscal year of the Company ending after February 28, 1998, shall not be included as Bonuses under this Plan:

                         Frank W. Bonvino
                         Dennis R. Johnson
                         Donald H. Twiner
                         Robert S. Wright

                                   IV

     Section A.2.5 of Appendix A is amended to read as follows:

     A.2.5 "Bonus Base" means the average of the highest five (5) or less Bonuses awarded to the Participant during the last ten (10) years of employment with the Employer. For this purpose, a Bonus shall be deemed to have been awarded as of the last day of the fiscal year of the Company to which the Bonus relates, regardless of whether the Bonus is actually determined or actually paid after the end of such fiscal year, and regardless of whether payment of such Bonus is deferred or waived by the Participant. However, from and after March 1, 1990, but not applicable to Employees who are Participants before that date, unless the Committee prescribes otherwise, only Bonuses paid while a Participant shall be included in the Bonus Base. In calculating the Bonus Base with respect to a Participant, the denominator shall be "5" in all circumstances.

     Any contrary provision notwithstanding, with respect to any Participant listed in the last paragraph of Sec. A.2.4, the Bonus Base of such Participant after February 28, 1998, shall not be less than the Bonus Base of the Participant calculated as of February 28, 1998, taking into account all Bonuses awarded to the Participant up through and including the fiscal year of the Company ended February 28, 1998, regardless of whether such Bonuses are actually determined or actually paid after February 28, 1998.

                                   V

     Section A.2.7 of Appendix A is amended to read as follows:

     A.2.7	"Grandfathered Formula" means the benefit formula set forth in
Appendix B of the PEP, which is a continuation of the benefit formula in effect under the PEP as of December 31, 1995 (then called the "Employees Retirement Plan of International Multifoods Corporation"), and also includes any "supplemental pension benefit" accrued under Appendix D of the PEP as added effective March 1, 1998.